UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2022

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ENS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 1, 2022, EnerSys announced the appointment of Andrea J. Funk as Executive Vice President and Chief Financial Officer. Ms. Funk succeeds Michael J. Schmidtlein, who retired from EnerSys on March 31, 2022.

Ms. Funk, 52, joined EnerSys in December 2018 as Vice President Finance, Americas. Prior thereto, from 2013 to 2018, she served as the Chief Executive Officer for Cambridge Lee Industries LLC, and as its Chief Financial Officer and Treasurer from 2011 to 2013. Ms. Funk has served in positions of increasing responsibility at Carpenter Technology, Arrow International, Rhone-Poulenc Rorer, Bell Atlantic Corporation and Ernst & Young. Since July 2017, she has served on the Board of Directors of Crown Holdings Inc., a packaging company whose shares are traded on The New York Stock Exchange, and is a member of its Audit and Compensation Committees. Ms. Funk holds a Master of Business Administration degree from The Wharton School of Business and a Bachelor of Science degree in accounting from Villanova University and was a certified public accountant.

In her new role, Ms. Funk will be entitled to receive: (i) an annual base salary of $540,000; (ii) an annual bonus opportunity equal to 70% of her annual base salary, upon the achievement of target-level performance under the EnerSys Management Incentive Plan; and (iii) annual long term incentive plan grants beginning with the 2022 long term incentive program under the Amended and Restated 2017 Equity Plan. Ms. Funk also entered into a letter agreement that provides for severance benefits upon a termination of her employment in connection with a change in control and a non-competition covenant, the form of which is attached hereto as Exhibit 10.1. Ms. Funk shall also be eligible to participate in all of EnerSys’ benefit plans or arrangements in effect from time to time with respect to employees and to other named executive officers.

Ms. Funk is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Severance Letter Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: April 4, 2022	By:	/s/ Joseph G. Lewis
Joseph G. Lewis
Senior Vice President, General Counsel,
Chief Compliance Officer & Secretary